UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. _____)

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CONTANGO ORE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONTANGO ORE, INC.

3700 Buffalo Speedway, Suite 925

Houston, Texas 77098

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 12, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Contango ORE, Inc., which will be held at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, on Monday, November 12, 2018 at 10:30 a.m., Central Time.

Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Stockholders to be held on November 12, 2018

In accordance with rules issued by the Securities and Exchange Commission, you may access the Notice of Annual Meeting of Stockholders, our 2018 Proxy Statement and our Annual Report at http://www.contangoore.com

At the Annual Meeting you will be asked to vote on the following matters:

(1)	To elect our Board of Directors to serve until the annual meeting of stockholders in 2019;
(2)	To ratify the appointment of Moss Adams LLP as the independent auditors of the Company for the fiscal year ending June 30, 2019;
(3)	To conduct a non-binding, advisory vote to approve the compensation of the Company’s executives; and
(4)	To conduct any other business that is properly raised at the Annual Meeting.

Stockholders who owned shares of Contango ORE, Inc.’s common stock, par value $0.01 per share, at the close of business on September 27, 2018 are entitled to receive notice of and to attend and vote at the meeting.

As a stockholder of Contango ORE, Inc., you have the right to vote on the proposals listed above. Please read the Proxy Statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

You have three options in submitting your vote prior to the Annual Meeting date:

(1)  You may sign and return the enclosed proxy card in the accompanying envelope;

(2)  You may vote over the Internet at the address shown on your proxy card; or

(3)  You may vote by telephone using the phone number shown on your proxy card.

Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card promptly or vote over the telephone or Internet. A postage-paid return envelope is enclosed for your convenience. If you decide to attend the Annual Meeting, you can revoke your proxy and vote in person. If you have any questions, please contact us through our website at www.contangoore.com, call us at (713) 877-1311, or write us at 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098.

By order of the Board of Directors,

/s/ Brad Juneau
Brad Juneau Chairman, President and Chief Executive Officer

Houston, Texas
October 3, 2018

CONTANGO ORE, INC.

3700 Buffalo Speedway, Suite 925

Houston, Texas 77098

_____________________

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

November 12, 2018

_____________________

To our Stockholders:

The Board of Directors (the “Board”) of Contango ORE, Inc., a Delaware corporation (the “Company” or “CORE”), is furnishing you with this Proxy Statement in connection with its solicitation of your proxy, in the form enclosed, for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, on Monday, November 12, 2018 at 10:30 a.m., Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Stockholders to be held on November 12, 2018

In accordance with rules issued by the Securities and Exchange Commission, you may access the Notice of Annual Meeting of Stockholders, our 2018 Proxy Statement and our Annual Report at http://www.contangoore.com

At the Annual Meeting you will be asked to vote on the following matters:

(1)	To elect members of our Board to serve until the annual meeting of stockholders in 2019;
(2)	To ratify the appointment of Moss Adams LLP as the independent auditors of the Company for the fiscal year ending June 30, 2019;
(3)	To conduct a non-binding advisory vote to approve the compensation of the Company's executives; and
(4)	To conduct any other business that is properly raised at the Annual Meeting.

Stockholders who owned shares of the Company’s common stock, par value $0.01 per share (the "Common Stock"), at the close of business on September 27, 2018 are entitled to receive notice of and to attend and vote at the meeting.

As a stockholder of the Company, you have the right to vote on the proposals listed above. Please read the Proxy Statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

You have three options in submitting your vote prior to the Annual Meeting date:

(1)  You may sign and return the enclosed proxy card in the accompanying envelope;

(2)  You may vote over the Internet at the address shown on your proxy card; or

(3)  You may vote by telephone using the phone number shown on your proxy card.

We are distributing this Proxy Statement to you on or about October 8, 2018, together with the accompanying proxy card and the Company’s annual report on Form 10-K, as amended, for the fiscal year ended June 30, 2018.

We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the proxy card and return it promptly in the return envelope provided, or you may vote over the telephone or Internet by following the instructions on the proxy card or other enclosed proxy material.

QUESTIONS AND ANSWERS

The Annual Meeting.

1.	Q:	Who is asking for my proxy?

A:

Your proxy is being solicited by our Board for use at our Annual Meeting. Our directors, officers or executives may also solicit proxies on behalf of our Board, in person or by telephone, facsimile, mail or e-mail. If our directors, officers or executives solicit proxies, they will not be specially compensated. The Company will pay all costs and expenses of this proxy solicitation.

2.	Q.	What are stockholders being asked to vote on?

	A:	At our Annual Meeting, stockholders will be asked to vote:

•	to elect the members of our Board to serve until the annual meeting of stockholders in 2019;

•	to ratify the appointment of Moss Adams LLP as the independent auditors of the Company for the fiscal year ending June 30, 2019;

•	to approve, on a non-binding, advisory basis, the compensation of the Company’s executives; and

•	on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

3.	Q.	Who is entitled to vote?

A:

Holders of record of issued and outstanding shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), who owned such shares at the close of business on September 27, 2018 (the “Record Date”), may vote at the meeting.. As of the Record Date, the Company had outstanding 6,172,779 shares of Common Stock.

4.	Q:	How many shares may vote at the Annual Meeting?

	A:	Each record holder of Common Stock is entitled to one vote per share of Common Stock owned on the Record Date.

5.	Q:	How do I vote my shares?

A:

A proxy card is included with the proxy materials being sent to you. The proxy card allows you to specify how you want your shares voted as to each proposal listed. The proxy card provides space for you to:

▪	Vote for, or withhold authority to vote for, each nominee for director;

▪	Vote for or against, or abstain from voting on, the ratification of the appointment of Moss Adams LLP as independent public accountants for the fiscal year ending June 30, 2019; and

▪	Vote for or against, or abstain from voting on, approval, on a non-binding advisory basis, of the compensation of our named executive officers.

If the proxy card is properly signed and returned to us, shares covered by the proxy card will be voted in accordance with the directions you specify on the card. The person named as proxy on the proxy card is Brad Juneau, the Company’s Chairman, President and Chief Executive Officer. Any stockholder who wishes to name a different person as his or her proxy may do so by crossing out Mr. Juneau’s name and inserting the name of another person to act as his or her proxy. In such a case, the stockholder would be required to sign the proxy card and deliver it to the person named as his or her proxy, and that person would be required to be present and vote at the Annual Meeting. Any proxy card so marked should not be mailed to the Company.

If you return a signed proxy card without having specified any choices, Mr. Juneau, named as proxy, will vote the shares represented at the Annual Meeting and any adjournment thereof as follows:

▪	FOR the election of each nominee for director;

▪	FOR ratification of the appointment of Moss Adams LLP as independent public accountants for the fiscal year ending June 30, 2019;

▪	FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and

▪	At the discretion of Mr. Juneau, as proxy, on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

6.	Q:	How does the Board recommend I vote?

	A:	The Board unanimously recommends that you vote:

▪	FOR the election of each nominee for director;

▪	FOR ratification of the appointment of Moss Adams LLP as independent public accountants for the fiscal year ending June 30, 2019; and

▪	FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

Our executive officers and directors who own shares of Common Stock have advised us that they intend to vote their shares in favor of the proposals presented in this Proxy Statement. As of the close of business on the Record Date, 6,172,779 shares of Company common stock were issued and outstanding, approximately 14.4% of which were owned and entitled to be voted by CORE's executive officers and directors.

7.	Q:	What vote is required?

A:

Election of directors requires the affirmative vote of a majority of the votes cast at the Annual Meeting.  All other proposals require the affirmative vote of a majority of the shares present in person or represented by proxy entitled to vote thereon.

8.	Q:	What is a “quorum”?

A:

Presence at the Annual Meeting, in person or by proxy, of holders of a majority of the votes entitled to be cast by all record holders of Common Stock will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

9.	Q:	What is the effect of an abstention or a broker non-vote?

A:

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders as a vote against, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

10.	Q:	What does it mean if I receive more than one proxy card?

	A:	If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

11.	Q:	Can I revoke my proxy?

A:

You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing with or transmitting to our corporate secretary either a notice of revocation or a properly created proxy bearing a later date. You also may attend the Annual Meeting and revoke your proxy by voting your shares in person.

12.	Q:	How will the Company solicit proxies?

A:

Proxies may be solicited in person, by telephone, facsimile, mail or e-mail by directors, officers and executives of the Company without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

13.	Q:	How can a stockholder communicate with the Company’s directors?

A:

The Board has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board or the independent directors as a group, any committee of our Board or any chair of any such committee by mail. Correspondence may be addressed to any individual director by name, to the independent directors as a group or to any chair of any committee either by name or title. Mail will not be opened but will be forwarded to the Chairman of the Audit Committee or the named independent director. Mail addressed to the Board will be delivered to Brad Juneau, Chairman, President and Chief Executive Officer. Mr. Juneau is not an independent director.

PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting, we will present the nominees named below and recommend that they be elected to serve as directors until the next annual stockholders meeting or until their successors are duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Your proxy will be voted for the election of the four nominees named below unless you give instructions to the contrary. Your proxy cannot be voted for a greater number of persons than the number of nominees named.

Nominees

Presented below is a description of certain biographical information, occupations and business experience for the past five years of each person nominated to become a director. Four directors are to be elected at the Annual Meeting. All nominees are current directors standing for reelection to the Board.  If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board’s size may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable. Directors of the Company hold office until the next annual stockholders meeting, until successors are elected and qualified or until their earlier resignation or removal.  Each nominee other than Mr. Juneau is an independent director.

On September 15, 2010, the Company’s Board established a Nominating Committee to recommend nominees for director to the Board and to insure that such nominees possess the director qualifications set forth in the Company’s Corporate Governance Guidelines. Additionally, the Nominating Committee reviews the qualifications of existing Board members before they are nominated for re-election to the Board. Once nominees are selected, the Board determines which nominees are presented to the Company’s stockholders for final approval.

The Board will also consider nominees recommended by stockholders. The Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our Annual Meeting of Stockholders. The procedures include a requirement that notices regarding a person’s nomination be received in writing from the stockholder and by the Company’s Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Moreover, the notice must include such nominee’s written consent to be named in the Company’s Proxy Statement and to serve if elected. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our Corporate Governance Guidelines and (c) proof of ownership, the class and number of shares, and the length of time that the shares of our common stock have been beneficially owned by each of the candidate and the proposing stockholder. Minimum qualifications include extensive business experience, a solid understanding of financial statements and a reputation for integrity. Each nominee below has been recommended by the Nominating Committee.

Name	Age	Position	Director Since
Brad Juneau	58	Chairman, President and Chief Executive Officer	2012
Joseph S. Compofelice	69	Director	2010
Joseph G. Greenberg	57	Director	2010
Richard A. Shortz	73	Director	2016

Brad Juneau. Mr. Juneau is co-founder of the Company and was appointed President, Chief Executive Officer and a director of the Company in August 2012 after the Company’s co-founder, Mr. Kenneth R. Peak, received a medical leave of absence. In April 2013, Mr. Juneau was elected Chairman. Mr. Juneau is the sole manager of the general partner of Juneau Exploration, L.P. (“JEX”), a company involved in the exploration and production of oil and natural gas. JEX has entered into a number of agreements and arrangements with the Company which are described under "Certain Relationships and Related Transactions". Prior to forming JEX, Mr. Juneau served as senior vice president of exploration for Zilkha Energy Company from 1987 to 1998. Prior to joining Zilkha Energy Company, Mr. Juneau served as staff petroleum engineer with Texas International Company for three years, where his principal responsibilities included reservoir engineering, as well as acquisitions and evaluations. Prior to that, he was a production engineer with Enserch Corporation in Oklahoma City. Mr. Juneau previously served as a director of Contango Oil & Gas Company from April 2012 to March 2014.  Mr. Juneau is currently a director of Talos Energy and Castex Energy.  Mr. Juneau holds a Bachelor of Science degree in Petroleum Engineering from Louisiana State University.

Joseph S. Compofelice. Mr. Compofelice has been a director of the Company since its inception. Since January 2014, Mr. Compofelice has been an operating partner of White Deer Energy, an energy focused private equity fund. Mr. Compofelice is the Chairman since November 2014 and Chief Executive Officer since January 2016 of Stuart Pressure Control, an oilfield services company, controlled by White Deer Energy.  Mr. Compofelice is the Chairman and Chief Executive Officer of Legacy Measurement Solutions, a gas processing equipment company, controlled by White Deer Energy. Mr. Compofelice has served as Managing Director of Houston Capital Advisors, a boutique financial advisory, mergers and acquisitions investment service since January 2004. Mr. Compofelice also served as Chairman of the Board of Trico Marine Service, a provider of marine support vessels serving the international natural gas and oil industry, from 2004 to 2010 and as its Chief Executive Officer from 2007 to 2010. Mr. Compofelice served as President and Chief Executive Officer of Aquilex Services Corp., a service and equipment provider to the power generation industry, from October 2001 to October 2003. From February 1998 to October 2000 he served as Chairman and CEO of CompX International Inc., a provider of components to the office furniture, computer and transportation industries. From March 1994 to May 1998 he was Chief Financial Officer of NL Industries, a chemical producer, Titanium Metals Corporation, a metal producer and Tremont Corp. Mr. Compofelice received his Bachelor of Science degree at California State University at Los Angeles and his Master of Business Administration at Pepperdine University.

Joseph G. Greenberg. Mr. Greenberg has been a director of the Company since its inception. Mr. Greenberg is founder and Chief Executive Officer of Alta Resources, LLC, an oil and natural gas exploration and production company. Prior to founding Alta Resources in 1999, Mr. Greenberg worked as an exploration geologist for Shell Oil Company and Edge Petroleum Company. Mr. Greenberg received a Bachelor of Science degree in Geology and Geophysics from Yale University in 1983, and a Master in Geological Sciences from the University of Texas at Austin in 1986. He has over thirty years of diversified experience in domestic oil and gas exploration and production.

Richard A. Shortz.  Mr. Shortz has been a director of the Company since 2016.  Mr. Shortz is President and Chief Executive Officer of Pavia Capital, LLP, a family office investment company.  Mr. Shortz served as a Partner of Morgan, Lewis & Bockius LLP, an international law firm (“Morgan Lewis”) from 1995 through September 2016 and as a Partner with Jones Day Reavis & Pogue LLP, another international law firm, from 1983 through 1994.  He previously was an executive of Tosco Corporation, an independent oil and gas company, from 1973 through 1983 where he became Senior Vice President, General Counsel and Secretary.  Mr. Shortz has extensive experience in corporate finance, mergers and acquisitions and corporate governance, regularly advising both public and private energy companies.  While a Partner at Morgan Lewis, Mr. Shortz served as Chairman of the firm’s Energy Group and a member of its Board.  Mr. Shortz received a Bachelor of Science degree in Accounting from Indiana University in 1967 and a Juris Doctor degree from Harvard Law School in 1970.

All directors and nominees for director of the Company are United States citizens. There are no family relationships between any of our directors or executive officers.

CORPORATE GOVERNANCE

We believe that good corporate governance is important to assure that the Company is managed for the long term benefit of its stockholders. The Board and management of the Company are committed to good business practices, transparency in financial reporting and the highest level of corporate governance and ethics. The Board has specifically reviewed the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission (“SEC”) and applicable listing standards and rules to maintain its standards of good corporate governance.

The Board has reaffirmed existing policies and initiated actions adopting policies consistent with new rules and listing standards. In particular, we have:

•	Established an Audit Committee consisting solely of independent directors.

•	Adopted a formal Audit Committee Charter in September 2010, a copy of which is available on the Company’s website at www.contangoore.com.

•	Empowered the Audit Committee to engage independent auditors.

•	Provided the Audit Committee with access to independent auditors and legal counsel.

•

Adopted a Code of Ethics that satisfies the definition of “code of ethics” under the rules and regulations of the SEC, a copy of which is available on the Company’s website. The Code of Ethics applies to all of the Company’s executives, including its principal executive officer, principal financial officer, and principal accounting officer.

•	Adopted a formal whistleblower protection policy.

•	Adopted a formal process for stockholders to communicate with the independent directors.

•	Adopted a formal Nominating Committee Charter in September 2010, a copy of which is available on the Company’s website at www.contangoore.com.

•	Prohibited personal loans to officers and directors.

•	Taken appropriate Board and management action to achieve timely compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding controls and procedures over financial reporting.

•	Adopted a formal Compensation Committee Charter in September 2010, a copy of which is available on the Company's website at www.contangoore.com.

Independence.  Although the Company is not subject to the New York Stock Exchange ("NYSE") listing requirements, the Company evaluates the independence of its directors using the NYSE listing standards.  After reviewing the qualifications of our current directors and nominees, and any relationships they may have with the Company that might affect their independence, the Board has determined that each director and nominee, other than Mr. Juneau, is “independent” as that concept is defined by the listing standards of the NYSE and the applicable rules of the SEC. Mr. Juneau is an executive officer of the Company and, therefore, the Board has concluded that Mr. Juneau is not an independent director.

Corporate Authority & Responsibility. All corporate authority resides in the Board, as the representative of the stockholders. Authority is delegated to management by the Board in order to implement the Company’s mission pursuant to Delaware law and our bylaws. Such delegated authority includes the authorization of spending limits and the authority to hire executives and terminate their services. The independent members of the Board retain responsibility for selection, evaluation and the determination of compensation of the chief executive officer of the Company, oversight of the succession plan, approval of the annual budget, assurance of adequate systems, procedures and controls, and all matters of corporate governance. Members of the Board are kept informed of the Company’s business through discussions with Mr. Juneau and with key members of senior management, by reviewing materials provided to them and by participating in Board and committee meetings. Each Board member other than Mr. Juneau is independent. Additionally, the Board provides advice and counsel to senior management.

Compensation of Directors. None of the Board members has received cash compensation since the founding of the Company. During the fiscal year ended June 30, 2018, each outside director of the Company received 25,000 shares of restricted Common Stock that vest in January 2020. There were no other payments for meetings attended or service as chair of a committee. Compensation of directors is determined by Mr. Juneau and the independent directors. Directors who are also executives of the Company do not receive compensation for serving as a director or as a member of a committee of the Board. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with serving as a member of the Board.

Director Compensation Table. The following table sets forth the compensation paid by the Company to non-employee directors for the fiscal year ended June 30, 2018:

		Stock	Option	All other
	Fees or paid	Awards	Awards	compensation
Name (1)	in cash ($)	($) (2)	($) (3)	($) (4)	Total ($)
Joseph S. Compofelice	—	401,321	—	—	401,321
Joseph G. Greenberg	—	401,321	—	—	401,321
Richard A. Shortz	—	390,124	—	—	390,124

(1)

Brad Juneau, the Company’s Chairman, President and Chief Executive Officer, is not included in this table as he is an executive of the Company and the compensation Mr. Juneau received as an executive of the Company is shown in the Summary Compensation Table.

(2)

The amounts shown represent expense recognized in the consolidated financial statements contained in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2018 (“2018 Consolidated Financial Statements”) related to restricted stock awards granted to non-executive directors, excluding any assumptions for future forfeitures. There were no actual forfeitures of non-executive director restricted stock awards in fiscal year 2018. These restricted stock awards were granted in December 2015, November 2016, and November 2017.  Of the restricted stock awards granted in December 2015, one-third of the shares vested on the date the shares were granted; one-third vested in December 2016; and one-third vested in December 2017.  Of the restricted stock awards granted in November 2016, all of the shares will vest in January 2019.  Of the restricted stock awards granted in November 2017, all of the shares will vest in January 2020.

(3)	No option awards were granted to non-executive directors during fiscal years 2016, 2017 or 2018.

(4)	The Company did not pay a cash stipend, have non-equity incentive plan compensation, have any type of deferred compensation program, or pay any other form of compensation to its directors in fiscal year 2018.

Board Size. We believe smaller to mid-size boards are more cohesive, work better together and tend to be more effective monitors than larger boards. Our Bylaws currently provide for at least three and not more than seven directors.

Annual Election of Directors. In order to create greater alignment between the Board’s and our stockholders’ interests and to promote greater accountability to the stockholders, directors are elected annually.

Meetings. Our Board has meetings, as necessary. During the fiscal year ended June 30, 2018, the Board held nine meetings. During the fiscal year ended June 30, 2018, the Board did not pass any resolutions by unanimous written consent. All of our Board members attended 100% of all Board and applicable committee meetings and the Company’s 2017 annual meeting. We encourage our Board to attend our annual meeting of stockholders.

Committee Structure. It is the general policy of the Company that the Board as a whole will consider all major decisions. The committee structure of the Board includes the Audit Committee, the Compensation Committee, and the Nominating Committee. The Board may form other committees as it determines appropriate. A copy of the charter for each committee is available to any stockholder who requests a copy by delivering written notice to Contango ORE, Inc., 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098. The charter for each committee is also available on our website at www.contangoore.com.

Audit Committee. The Audit Committee was established by the Board for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee recommends the appointment of independent public accountants to conduct audits of our financial statements, reviews with the accountants our quarterly and annual financial statements and the plan and results of the auditing engagement, approves other professional services provided by the accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and adequacy of our system of internal controls and procedures over financial reporting and oversees compliance with our Code of Ethics. Members of the Audit Committee are Messrs. Compofelice (Committee Chairman), Greenberg, and Shortz. Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of the NYSE and the applicable rules of the SEC. The Audit Committee met formally four times during the fiscal year ended June 30, 2018. The Board has determined that Mr. Compofelice is an “audit committee financial expert” as defined by the rules of the SEC.

Compensation Committee. The Compensation Committee was created by the Board for the purpose of administering the Equity Plan and the compensation for the Chief Executive Officer. Additionally, the Compensation Committee determines which executive officers and other executives may receive stock options, stock units, stock awards, stock appreciation rights and other stock based awards and the amounts of such stock based awards. Members of the Compensation Committee are Messrs. Shortz (Committee Chairman), Compofelice, and Greenberg. Each member of the Compensation Committee is an “independent director” as defined in the applicable listing standards of the NYSE and in the applicable rules of the SEC.  For a description of the Compensation Committee’s processes and procedures, see the section entitled “Compensation Discussion and Analysis” below.  The Compensation Committee met formally two times during the fiscal year ended June 30, 2018.

Nominating Committee. The Nominating Committee was created by the Board for the purpose of overseeing the identification, evaluation and selection of qualified candidates for appointment or election to the Board. The Nominating Committee identifies individuals qualified to become Board members and recommends to the Board nominees for election as directors of the Company, taking into account that the Board as a whole shall have competency in industry knowledge, accounting and finance, and business judgment. While the Company does not have a formal diversity policy, the Nominating Committee seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company. The Nominating Committee shall give the same consideration to candidates for director nominees recommended by Company stockholders as those candidates recommended by others. Members of the Nominating Committee are Messrs. Greenberg (Committee Chairman), Compofelice, and Shortz. Each member of the Nominating Committee is independent as independence for nominating committee members is defined in the applicable listing standards of the NYSE and the applicable rules of the SEC. The Nominating Committee met formally once during the fiscal year ended June 30, 2018.

Board Leadership Structure. The Board has elected Mr. Juneau as both Chairman and Chief Executive Officer for a number of reasons. Mr. Juneau is a co-founder of the Company and, through JEX, initially acquired the property leased from the Village of Tetlin, which is the primary asset of Peak Gold, LLC (the "Joint Venture Company"), which in turn is the primary asset of the Company.  Furthermore, we believe that the advantages of having a single Chief Executive Officer and Chairman with extensive knowledge of our Company outweigh potential disadvantages. The Board has chosen the combined CEO and Chairman role because it provides an effective balance between management of the Company and non-employee director participation in our Board process and because of Mr. Juneau’s knowledge of and experience in our operations.

Risk Oversight. We administer our risk oversight function through our Audit Committee and our Compensation Committee as well as through our Board as a whole. Our Audit Committee is empowered to appoint and oversee our independent registered public accounting firm, monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management, our internal auditing department and our Board. Our Compensation Committee is responsible for overseeing the management of risks related to our compensation arrangements.

More information about the Company’s corporate governance practices and procedures is available on the Company’s website at www.contangoore.com.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOUR NOMINEES AS DIRECTORS OF CORE, TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

PROPOSAL 2
RATIFICATION OF THE SELECTION OF OUR AUDITORS

The Board has appointed Moss Adams LLP (“Moss Adams”), independent public accountants, for the examination of the accounts and audit of our financial statements for the fiscal year ending June 30, 2019. At the Annual Meeting, the Board will present a proposal to the stockholders to approve and ratify the engagement of Moss Adams. The Board expects that representatives of Moss Adams will be present and will have the opportunity to make a statement, if they desire, and to respond to appropriate questions. The Audit Committee will consider the failure to ratify its selection of Moss Adams as independent public accountants as a direction to select other auditors for the fiscal year ending June 30, 2020.

Effective November 16, 2017, Hein & Associates LLP (“Hein”), the independent registered public accounting firm for the Company, combined with Moss Adams. As a result of this transaction, on November 16, 2017, Hein effectively resigned as the independent registered public accounting firm for the Company. Concurrent with such resignation, the Audit Committee of the Board of the Company approved the engagement of Moss Adams as the new independent registered public accounting firm for the Company.

During the Company’s two most recent fiscal years ended June 30, 2018 and 2017, and through the date hereof, there were (i) no disagreements with Moss Adams or Hein on any matter of GAAP or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Moss Adams or Hein would have caused Moss Adams or Hein to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years ended June 30, 2018 and 2017, and through the date hereof, neither the Company, nor anyone on its behalf, has consulted Moss Adams or Hein with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Moss Adams or Hein concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees

Aggregate fees for professional services rendered to us by Moss Adams and Hein, the Company’s independent public accountants, for the fiscal years ended June 30, 2018 and 2017, were:

	Year Ended June 30,
Category of Service	2018	2017
Audit Fees - Moss Adams	$63,800	$—
Audit Fees - Hein	9,200	65,100
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
	$73,000	$65,100

The Audit Fees for the years ended June 30, 2018 and 2017 were for professional services rendered in connection with the audit of the Company’s consolidated financial statements for the years ended June 30, 2018 and 2017, issuance of consents, quarterly reviews and assistance with and review of documents filed with the SEC.

There are no other fees for services rendered to us by Moss Adams or Hein. Moss Adams and Hein did not provide to us any financial information systems design or implementation services during fiscal years ended June 30, 2018 or June 30, 2017.

Audit Committee Pre-Approval Policies and Procedures

All of the 2018 audit services provided by Moss Adams and Hein were approved by the Audit Committee.

The Audit Committee has established pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee selects and appoints outside auditors, considers the independence and effectiveness of the outside auditors, approves the fees and other compensation to be paid to the outside auditors and is responsible for oversight of the outside auditors and reviews any revisions to the estimates of audit and non-audit fees initially approved. The Audit Committee’s procedures prohibit the independent auditor from providing any non-audit services unless the service is permitted under applicable law and is pre-approved by the Audit Committee. The Audit Committee receives the written disclosures required by generally accepted auditing standards. The Audit Committee annually requires the outside auditors to provide the Audit Committee with a written statement delineating all relationships between the outside auditors and the Company. The Audit Committee actively engages in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors. The Audit Committee recommends that the Board of Directors take appropriate action in response to the outside auditors’ report to satisfy itself of the outside auditors’ independence. The scope of services and fees are required to be compatible with the maintenance of the accounting firm’s independence, including compliance with SEC rules and regulations.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

SELECTION OF MOSS ADAMS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement and to express their views on such compensation. We welcome the opportunity to give our stockholders an opportunity to vote on executive compensation at the Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and our philosophy, policies and practices as described in this Proxy Statement. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2018 Annual Meeting of Stockholders.

We recognize that executive compensation is an important matter for our stockholders. Stockholders are encouraged to read the “Executive Compensation” section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

Text of the Resolution to be Adopted

As a matter of good corporate governance and in accordance with Section 14A of the Securities Exchange Act of 1934, the Board is asking stockholders to vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Contango ORE, Inc. (the “Company”) approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Executive Compensation section, the 2018 Summary Compensation Table and the other related tables and disclosure in the Company’s Proxy Statement for the 2018 Annual Meeting of the Stockholders of the Company.”

As an advisory vote, this proposal is not binding on the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote in its ongoing evaluation of the Company’s executive compensation program and when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”

THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

OTHER INFORMATION

Executive Officers

The following sets forth the names, ages and positions of our executive officers together with certain biographical information as of the date of this filing:

Name	Age	Position
Brad Juneau	58	Chairman, President and Chief Executive Officer
Leah Gaines	42	Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary

Brad Juneau. For biographical information, see “Proposal 1 - Election of Directors - Nominees.”

Leah Gaines. Ms. Gaines was appointed as the Company’s Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary on October 1, 2013. Ms. Gaines has also served as Vice President and Chief Financial Officer of JEX since October 2010. Prior to joining JEX, she served as the Controller for Beryl Oil and Gas, LP and Beryl Resources LP from July 2007 to December 2009. From April 2006 to July 2007, Ms. Gaines held the position of Financial Reporting Manager at SPN Resources, a division of Superior Energy Services. From 2003 to 2006, Ms. Gaines worked as a Senior Financial Reporting Accountant at Hilcorp Energy Company. Ms. Gaines was a Principal Accountant at El Paso Corporation in its Power Asset division from 2001 to 2003. Prior to that, Ms. Gaines worked at Deloitte and Touche, LLP for three years as a Senior Auditor. Ms. Gaines graduated Magna Cum Laude from Angelo State University with a Bachelor of Business Administration in Accounting and is a Certified Public Accountant with over twenty years of experience.

Our executive officers are elected annually by the Board and serve until their successors are duly elected and qualified or until their earlier resignation or removal. All executive officers of the Company are United States citizens. There are no family relationships between any of our directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the Proxy Statement describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our named part-time executive officers.

Overview of 2018 fiscal year Performance and Compensation. We are engaged in the exploration in the State of Alaska for gold ore and associated minerals. Following the establishment of our Joint Venture Company with an affiliate of Royal Gold, Inc. (“Royal Gold”) in January, 2015, the Joint Venture Company continued the drilling program initiated by the Company at the Tetlin gold project in Alaska. The Joint Venture Company has expended approximately $34.1 million through June 30, 2018 in connection with the Tetlin gold project to delineate and expand upon the original Peak zone discovery by the Company. The work program has included expansion of the Peak zone and the discovery and expansion of the North Peak, Connector and West Peak target areas resulting in significant new mineral resources.  Through June 30, 2018, Royal Gold has contributed $31.7 million to the Joint Venture Company and earned a 40.0% economic interest in the Joint Venture Company.

Philosophy. The Company is an exploration stage organization without any source of revenue. We currently have three part-time executives who are employees of JEX. The Company has not historically paid cash salaries or other benefits to these executives. The Audit Committee, the Compensation Committee and the Board in October 2016 adopted and approved a new management and compensation system effective October 1, 2016. The Company entered into a Management Services Agreement with JEX, which is owned by Brad Juneau and his affiliates. Under the Management Services Agreement, JEX will manage the business and affairs of the Company and its interest in the Joint Venture Company, subject to the direction of the Board, including corporate finance, accounting, budget, SEC reporting, risk management, operations and stockholder relation functions of the Company for an initial term of one year for a monthly fee of $32,000 which includes an allocation of $6,900 for office space and equipment. No part of the fee will be allocated for compensation of Brad Juneau who will be compensated separately as determined in the sole discretion of the independent directors of the Company. JEX will also be reimbursed for its reasonable and necessary costs and expenses of third parties incurred for the Company. In addition, executives of the Company may be granted restricted stock, stock options or other forms of compensation by the Board of the Company. The Company has adopted this management and compensation program because employees of JEX have historically spent significant time and effort in managing and administering the affairs of the Company. While the Company remains a small exploratory stage entity whose shares are publicly traded, the successful drilling program of the Joint Venture Company has required a significant additional allocation of time and effort to the business and affairs of the Company by the three part time executives. The amount of time and expertise required to effectively manage and administer the business and affairs of the Company will continue to be monitored by the Board for necessary adjustments or modifications depending upon the amount of time required to be spent on the business and affairs of the Company by the executives and the progress of the Joint Venture Company in its exploratory programs in Alaska.

Objectives. We compete with a variety of companies and organizations to hire and retain individual talent. As a result, the primary goal of our compensation program is to help us attract, motivate and retain the best people possible. We implement this philosophy by:

•	encouraging, recognizing and rewarding outstanding performance;

•	recognizing and rewarding individuals for their experience, expertise, level of responsibility, leadership, individual accomplishment and other contributions to us; and

•	recognizing and rewarding individuals for work that helps increase our value.

We use executive compensation to align our executive officers’ goals with our mission, business strategy, values and culture.

Market Compensation Data. The Company has selected a list of four peer companies (the “Peer Group”), all of which are very small companies in the mining industry. These companies share relevant business risk and financial factors such as revenue, market capital, net income, and total assets. Companies similar in size but in unrelated industries are not included because the Company typically does not hire executives from such companies, nor would the Company be likely to lose executives to such companies:

•	ATAC Resources Ltd.
•	Corvus Gold
•	Pilot Gold Inc.
•	Sabina Gold & Silver Corp.

Components of Senior Executive Compensation. Historically, the primary element of annual compensation for executives of the Company has been the granting of equity awards in the form of restricted stock and stock options. Compensation for each executive is designed to align the executive’s incentives with the long-term interests of the Company’s stockholders. The Company only has three part-time executives and as a result, our executives are required to manage a number of different responsibilities and projects. The Company predominantly grants equity awards to create incentives for future performance. Executives receive equity awards to align their interests with our stockholders’ interests and for working toward the long-term success of the Company.

Equity Awards. The Company has implemented an equity compensation program for its executive officers (and other persons) that provides an incentive for such officers to achieve the Company’s business objectives. The Company’s equity compensation program includes two forms of long-term incentives: restricted stock and stock options. Award size and frequency are based on each executive’s demonstrated level of performance and Company performance over time. All awards are made by the Compensation Committee.  At our 2017 annual meeting of stockholders, we presented stockholders with a vote to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers as disclosed in the “Executive Compensation” section of our proxy statement.  The vast majority of the votes cast on the proposal voted in favor of the proposal. We believe this strongly affirms stockholders’ support of our approach to executive compensation, and we did not make any material changes to our program solely due to the advisory vote received. The Compensation Committee reviews award levels from time to time but at least annually. In making individual awards, the Compensation Committee considers industry practices, the performance of each executive, the performance of the Company, the value of the executive’s previous awards and the Company’s views on executive retention and succession. On September 18, 2015, the Company granted to Mr. Juneau and Ms. Gaines 45,000 and 20,000 shares of restricted Common Stock, respectfully. Mr. Juneau's shares vested over two years, beginning with one-third vesting on the date of grant. One-third of Ms. Gaines's shares vested on the date of grant, one-third vested on the anniversary date of the grant, and one-third will vest in January 2019. On August 24, 2016, the Company granted 80,000 and 10,000 shares of restricted Common Stock to Mr. Juneau and Ms. Gaines, respectfully. Mr. Juneau's shares vested over two years, beginning with one third vesting on the date of grant. Ms. Gaines's shares will vest in January 2019.  On November 14, 2017, the Company granted 50,000 and 15,000 shares of restricted Common Stock to Mr. Juneau and Ms. Gaines, respectfully. Mr. Juneau's and Ms. Gaines's shares will vest in January 2020.

As of the Record Date, the Company had 6,172,779 million fully diluted shares.

Equity Award Mechanics. On September 15, 2010, the Board adopted the Equity Plan, which was amended and restated at the 2017 Annual Meeting. Awards typically fall into two categories: annual awards and new hire and promotion awards. New hire and promotion awards are made on the date of hire or promotion, and annual awards are made annually in connection with the end of the fiscal year. From time to time the Board may make grants at other times in connection with executive retention.

All stock option awards have a per share exercise price equal to the closing price of our Common Stock on the grant date. Stock option awards and restricted stock awards vest upon the passage of time. The Board has not granted, nor does it intend in the future to grant, equity awards in anticipation of the release of material nonpublic information. Similarly, the Company has not timed, nor does it intend in the future to time, the release of material nonpublic information based upon equity award grant dates.

Deferred Compensation and Retirement Plans. The Company does not have a deferred compensation program, pension benefits, a retirement plan, or any sort of post-retirement healthcare plan.

Perquisites and Other Benefits. The Company does not have any perquisites or employee benefit plans, such as medical, dental, group life and disability insurance.

Employment and Severance Agreements. We have no employment or severance agreement with any executive officer.

Compensation Risk Management. The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. None of our officers has received cash compensation since the founding of the Company. The Compensation Committee believes that our compensations program appropriately balances risk and the desire to focus executives on specific goals important to the Company’s success, and that it does not encourage unnecessary or excessive risk taking. In addition, the Compensation Committee believes that our compensation program provides an appropriate balance between the goals of increasing the price of our Common Stock and avoiding risks that could threaten our growth and stability.

Other Compensation Arrangements. Mr. Juneau was appointed the President and Chief Executive Officer of the Company in August 2012 and in April 2013, Mr. Juneau was elected Chairman of our Board. Mr. Juneau is the sole manager of the general partner of JEX which has entered into a number of agreements and arrangements with the Company, including the Management Services Agreement. These agreements and arrangements are described under "Certain Relationships and Related Transactions" and have been approved by the Audit Committee of the Company.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain information concerning compensation of the principal executive officer (“PEO"), and up to two of the most highly compensated executive officers (other than the PEO) who earned at least $100,000 for the fiscal year ended June 30, 2018 (collectively, the “Named Executive Officers”).

			Restricted
			Stock	Option	All Other
	Fiscal	Salary	Awards	Awards	Compensation	Total
Name and Principal Position(s)	Year	($) (1)	($) (2)	($) (2)	($) (1)	($)
Brad Juneau	2018	-	876,878	-	-	876,878
Chairman, President and	2017	-	1,074,591	-	-	1,074,591
Chief Executive Officer	2016	-	174,062	-	-	174,062

Leah Gaines	2018	-	200,455	-	-	200,455
Vice President, Chief Financial	2017	-	91,679	-	-	91,679
Officer, Treasurer and Secretary	2016	-	86,569	4,998	-	91,567

(1)

The Company did not pay a cash salary, have non-equity incentive plan compensation, have a deferred compensation program, or pay any other form of compensation to its Named Executive Officers in fiscal years 2018, 2017 or 2016.

(2)

These amounts do not reflect compensation actually received by the Named Executive Officer. The amounts shown represent expense recognized in the 2018, 2017 and 2016 Consolidated Financial Statements of the Company that relate to restricted stock and stock option awards, excluding any assumption for future forfeitures. The assumptions used to calculate the expense amounts shown for restricted stock and stock options granted are set forth in Note 9 to the 2018 Consolidated Financial Statements.

The Summary Compensation Table should be read in conjunction with the preceding “Compensation Discussion and Analysis,” which provides detailed information regarding our compensation philosophy and objectives.

Grants of Plan-Based Awards Table

The following table sets forth certain information concerning each grant of an award made to the Named Executive Officers during the fiscal year ended June 30, 2018.

	Restricted Shares of Common Stock
Name	Number Granted	Date Granted	Issue Price
Brad Juneau(1)	50,000	November 14, 2017	$19.50
Leah Gaines(1)	15,000	November 14, 2017	$19.50

(1)    The restricted stock vests in January 2020.

Potential Payments Upon Termination or a Change in Control

In December 2013, the Company amended its Incentive Stock Option Agreements with its executives and non-employee directors to include automatic vesting of stock options upon a Change of Control (as defined in the Equity Plan) of the Company. These terms are intended to encourage the executives and directors to remain with the Company through a strategic transaction while reducing employee uncertainty and distraction in the period leading up to any such event.

Outstanding Equity Awards at Fiscal Year-End Table

The following tables set forth certain information concerning outstanding equity awards for each Named Executive Officer as of June 30, 2018:

	Restricted Shares of Common Stock

			Equity incentive plan awards:	Equity incentive plan awards:
Name	Stock Awards Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(3)	Number of unearned shares, units or other rights that have not vested (#)	Market or payout value of unearned shares, units or other rights that have not vested ($)
Brad Juneau(1)	76,666	1,839,984	—	—

Leah Gaines(2)	36,666	879,984	—	—

(1)	26,666 shares of restricted stock vested in August 2018 and 50,000 shares will vest January 2020.

(2)	The restricted stock vests in January 2019 and 2020.

(3)

The values contained in this column were calculated by multiplying the number of shares by $24.00, which was the closing price of the Company’s common stock on the last trading day of the fiscal year ended June 30, 2018.

Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date

Brad Juneau	-	-	-	-

Leah Gaines(1)	1,875	-	$10.01	9/25/2018

(1)

Represents stock option awards granted in September 25, 2013. The stock options granted to Ms. Gaines vested over two years beginning on September 25, 2013, the date of the grant. The options are fully vested.

Option Exercises and Stock Vested

The following table sets forth certain information concerning vesting of restricted stock for each Named Executive Officer during the fiscal year ended June 30, 2018:

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Brad Juneau(2)	41,667	778,757

Leah Gaines	-	-

(1)	The value realized on vesting is the closing market price of the Common Stock on the date of vesting, multiplied by the number of shares vested.

(2)

The closing market prices on the date of vesting were $19.50 and $17.25, respectively, for 26,667 shares of restricted stock that vested on August 25, 2017 and 15,000 shares of restricted stock that vested on September 17, 2017.

Equity Compensation Plans and Other Compensation Arrangements

The following table sets forth certain information as of June 30, 2018 concerning our Common Stock that may be issued upon the exercise of stock options and warrants.

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (b))

2010 Equity Compensation Plan – approved by security holders	35,625	$10.01	384,094

Equity compensation plans not approved by security holders	—	—	—

Under the Equity Plan, the Compensation Committee can grant stock options, restricted stock awards stock appreciation rights or other stock-based awards to executives, consultants or non-executive directors of the Company. Pursuant to the terms of the Equity Plan, 1,000,000 shares of unissued Common Stock are authorized and reserved for issue under nonqualified stock options, incentive stock options and restricted stock grants. The maximum aggregate number of shares of Common Stock of the Company with respect to which all grants may be made to any individual is 100,000 shares during any calendar year.

Options may be granted to executives, consultants and non-executives directors. Incentive stock options may be granted only to executives of the Company or its subsidiaries. Non-qualified stock options may be granted to executives, consultants or non-executive directors. The Compensation Committee shall determine the term of options granted to participants under the Equity Plan but, in any event, all options must be exercised no later than ten years from the issue date. All options may only be exercised while a participant is employed as an employee or providing services as a consultant or non-employee director. Restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction established by the Compensation Committee and specified in the award agreement granting the restricted stock.

In making the decision to make additional grants and/or awards, the Compensation Committee would consider factors such as the size of previous grants/awards and the number of stock options and shares of stock already held and the degree to which increasing that ownership stake would provide the additional incentives for future performance, the likelihood that the grants/awards would encourage the executive officer to remain with the Company and the value of the executive’s service to the Company.

The Independent Directors of the Board,

Joseph S. Compofelice
Joseph G. Greenberg
Richard A. Shortz

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership of our Common Stock as of our Record Date, September 27, 2018, by (i) each person known by us to beneficially own 5% or more of our outstanding shares of Common Stock, (ii) each of our non-executive nominee directors, (iii) our executive officers, and (iv) our executive officers and nominee directors taken together as a group. Unless otherwise indicated, each person named in the following table has the sole power to vote and dispose of the shares listed next to his name.

Our 5% Stockholders

To the Company’s knowledge, the following stockholders beneficially owned more than 5% of our outstanding shares of Common Stock, as set forth below, as of the Company's Record Date, September 27, 2018:

		Amount of Beneficial	Percent of
Title of Class	Name and Address of Beneficial Owner (1)	Ownership (2)	Class

Common Stock	Royal Gold, Inc.(3)	809,744	13.1%
Common Stock	Kenneth R. Peak Marital Trust(4)	788,102	12.8%
Common Stock	Hexagon (5) Labyrinth Enterprises (5)	662,284	10.7%
Common Stock	Brad Juneau(7)	498,166	8.1%
Common Stock	Henry Gordon (6) Kelclay (6) Strata Resources Inc. (6)	458,626	7.43%

Directors and Executive Officers

		Amount of Beneficial	Percent of
Title of Class	Name and Address of Beneficial Owner (1)	Ownership (2)	Class

Directors Who Are Not Executives
Common Stock	Joseph S. Compofelice	144,126	2.3%
Common Stock	Joseph G. Greenberg	142,832	2.3%
Common Stock	Richard A. Shortz	51,000	*

Executive Officers
Common Stock	Brad Juneau (7)	498,166	8.1%
Common Stock	Leah Gaines	54,354	*

Directors and Officers Combined
Common Stock	All current directors and executive officers
	as a group (5 persons)	890,478	14.4%

*      Less than 1%.

(1)	Unless otherwise noted, the address of the members of the Board and our executive officers is 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 27, 2018 are deemed outstanding. Applicable percentages are based on 6,172,779 shares outstanding on September 27, 2018, adjusted as required by the rules. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)	Based upon information contained in its 13D filing, the address of Royal Gold, Inc. is 1660 Wynkoop Street, Suite 1000 Denver, Colorado 80202.

(4)	Based upon information contained in its 13D filing, the address of the Kenneth R. Peak Marital Trust is 2 Longfellow Lane, Houston, TX 77005.

(5)	Based upon information contained in its 13D filing, the address of Hexagon LLC and Labyrinth Enterprises is 1550 Market Street, Suite 450 Denver, CO 80202.

(6)	Henry Gordon’s address is 288 Clayton St., Denver, CO 80206.

(7)	Includes shares owned by Juneau Exploration and J5D Enterprises, which are controlled by Brad Juneau.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our Common Stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such reports, we believe that all such reports required by Section 16(a) of the Exchange Act were in compliance with such filing requirements during the fiscal year ended June 30, 2018, except that the Form 4 filed by Scott J Reiman and Hexagon, LLC on December 15, 2017 reported two late transactions, and the Form 4 filed by Leah Gaines on October 3, 2018 reported two late transactions.  Each filing was made promptly after the issue was discovered.

Certain Relationships and Related Transactions

On October 23, 2017, the Company completed the issuance and sale of an aggregate of 553,672 shares of common stock, par value $0.01 per share, of the Company at a purchase price of $19.00 per share of common stock, in a private placement to certain purchasers pursuant to a Stock Purchase Agreement dated as of October 23, 2017, by and among the Company and each Purchaser named therein.  Brad Juneau, the Company’s Chairman, President and Chief Executive Officer, purchased 13,200 shares of common stock, at an aggregate purchase price of $250,800, in the Private Placement on the same terms and conditions as all other Purchasers.

In March 2013, the Company completed the issuance and sale of an aggregate of 1,230,999 units (“Units”) at a price of $12.00 per Unit with each Unit consisting of (i) one share of Common Stock and (ii) a five-year warrant to purchase one share of Common Stock at $10.00 per share, in a private placement for total proceeds of approximately $14.1 million.  Both Mr. Peak, our then Chairman, and Mr. Juneau, our Chairman, President and Chief Executive Officer, invested in the private placement. See “Security Ownership of Certain Beneficial Owners and Management” for more information regarding the Estate of Mr. Peak and Mr. Juneau’s respective holdings.  In September 2016, the Company distributed a Private Placement Memorandum to its warrant holders to give them the opportunity to exercise their warrants at a reduced exercise price and receive shares of Common Stock by paying the reduced exercise price in cash and surrendering the original warrants.  The offering applied to warrant holders with an exercise price of $10.00 per share originally issued in March 2013. The offering gave the warrant holders the opportunity to exercise the warrants for $9.00 per share. The offer expired on November 15, 2016. In conjunction with the offering, a total of 587,500 warrants were exercised resulting in total cash to the Company of $5.3 million. Of the total warrants exercised, 83,334 were exercised by entities controlled by Mr. Brad Juneau, the Company's Chairman, President and Chief Executive Officer for a total of $750,006.

In August 2012, Mr. Juneau was elected President, Chief Executive Officer and a director of the Company and in April 2013, Mr. Juneau was also elected Chairman of the Board. Mr. Juneau is the sole manager of the general partner of JEX. JEX entered into a Mineral Lease dated effective July 15, 2008 covering approximately 675,000 acres (the “Tetlin Lease”) with the Tribe of Tetlin, also known as the Tetlin Village Council, an Alaska Native Tribe, and acquired certain State of Alaska Mining Claims prospective for gold and related minerals covering approximately 18,560 acres (the “Tetlin Claims”).

Contango Mining Company (“Contango Mining”), a wholly-owned subsidiary of Contango Oil & Gas Company (“Contango”), was formed in October 2009 for the purpose of engaging in exploration in the State of Alaska for (i) gold ore and associated minerals and (ii) rare earth elements. Contango Mining initially acquired a 50% interest in the Tetlin Claims in Alaska from JEX in exchange for $1 million and a 1% overriding royalty interest (“ORRI”) in the properties under a Joint Exploration Agreement (the “Joint Exploration Agreement”). We believe JEX expended approximately $1 million on exploratory activities and related work on the properties prior to selling the initial 50% interest to Contango Mining. Contango Mining also agreed to fund the next $2 million of exploration costs. During the fiscal years ended June 30, 2011 and 2010, Contango Mining paid JEX approximately $0.9 million and $0.5 million, respectively, for exploration costs incurred by JEX in the State of Alaska.

The Company previously subleased office space from JEX at 3700 Buffalo Speedway, Suite 925, Houston, TX 77098 for approximately $13,800 per fiscal quarter. The sublease was terminated as of September 30, 2016 pursuant to the Management Services Agreement.

In September 2016, the Company and JEX entered into a Management Services Agreement effective October 1, 2016. Under the Management Services Agreement, JEX will manage the business and affairs of the Company and its interest in the Joint Venture Company, subject to the direction of the Board, including corporate finance, accounting, budget, SEC reporting, risk management, operations and stockholder relation functions of the Company for an initial term of one year for a monthly fee of $32,000 which includes an allocation of approximately $6,900 for office space and equipment. No part of the fee will be allocated for compensation of Brad Juneau who will be compensated separately as determined in the sole discretion of the independent directors of the Company. JEX will also be reimbursed for its reasonable and necessary costs and expenses of third parties incurred for the Company. In addition, executives of JEX may be granted restricted stock, stock options or other forms of compensation by the independent directors of the Company. The Company has adopted this management and compensation program because employees of JEX have historically spent significant time and effort in managing and administering the affairs of the Company. While the Company remains a small exploratory stage entity whose shares are publicly traded, the successful drilling program of the Joint Venture Company has required a significant additional allocation of time and effort to the business and affairs of the Company by the three part time executives, two of whom are officers of the Company. The amount of time and expertise required to effectively manage and administer the business and affairs of the Company will continue to be monitored by the Board for necessary adjustments or modifications depending upon the amount of time required to be spent on the business and affairs of the Company by the executives and the progress of the Joint Venture Company in its exploratory programs in Alaska.

Related Person Transaction Policies and Procedures

The Company has instituted written policies and procedures for the review, approval and ratification of “related person” transactions as defined under SEC rules and regulations. Our Audit Committee Charter requires management to inform the Audit Committee of all related person transactions. Examples of the type of transactions the Audit Committee reviews include payments made by the Company directly to a related person (other than in his or her capacity as a director or employee), or to an entity in which the related person serves as an officer, director, employee or owner, and any other transaction where a potential conflict of interest exists. In order to identify any such transactions, among other measures, the Company requires its directors and officers to complete questionnaires identifying transactions with any company in which the officer or director or their family members may have an interest. In addition, our Code of Ethics requires that the Audit Committee review and approve any related person transaction before it is consummated. The Audit Committee of the Company has reviewed and approved all agreements and arrangements described above in "Certain Relationships and Related Transactions."

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a standing committee of the Board, which met four times during the fiscal year ended June 30, 2018. The Audit Committee consists of three members, Joseph S. Compofelice (Chairman), Joseph G. Greenberg, and Richard A. Shortz each of which is independent as defined in the listing standards of the NYSE. The Board has designated Mr. Compofelice as the “audit committee financial expert” as defined by SEC rules. The Audit Committee assists, advises and reports regularly to the Board in fulfilling its oversight responsibilities related to:

•	the integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the independent auditor’s qualifications and independence; and
•	the performance of the Company’s outside auditors.

In meeting its responsibilities, the Audit Committee is expected to provide an open channel of communication with management, the outside auditors and the Board. The Audit Committee’s specific responsibilities are set forth in its charter, as amended.

The Audit Committee has reviewed and discussed the Company’s audited consolidated balance sheet as of June 30, 2018 and consolidated statements of income, cash flows and stockholders’ equity for the year ended June 30, 2018 with the Company’s management. The Audit Committee has discussed with Moss Adams LLP, the Company’s independent auditors, the matters required to be discussed concerning the accounting methods used in the financial statements.

The Audit Committee has also received and reviewed the written disclosures and the letter from Moss Adams LLP required by the SEC and the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T (concerning matters that may affect an auditor’s independence), and has discussed with Moss Adams LLP their independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2018 for filing with the SEC.

This report is submitted on behalf of the Audit Committee.

Joseph S. Compofelice, Chairman
Joseph G. Greenberg
Richard A. Shortz

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING OF STOCKHOLDERS IN 2019

Proposals of stockholders, including candidates proposed by nomination, intended to be presented at next year’s annual meeting of stockholders must be received by Leah Gaines at Contango ORE, Inc.’s principal office located at 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098 no later than August 14, 2019. If the date of the annual meeting for 2019 is moved by more than 30 days from the first anniversary of this year’s Annual Meeting, then the deadline for receiving stockholder proposals shall be a reasonable time before the Company begins to print and mail the Proxy Statement for the 2019 annual meeting.

ADVANCE NOTICE PROCEDURES FOR NEXT YEAR’S ANNUAL MEETING

The Company advises stockholders that, until further notice, notice of a stockholder-sponsored proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e. a proposal to be presented at the next annual meeting of stockholders that has not been submitted for inclusion in the Company’s Proxy Statement) shall be submitted no earlier than July 15, 2019 and no later than August 12, 2019, after which time such proposal will be considered untimely under the SEC’s proxy rules.

OTHER PROPOSED ACTIONS

The Board is not aware of any other business that will come before the Annual Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases, only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. To request separate or multiple delivery of these materials now or in the future a stockholder may submit a written request to Leah Gaines, Contango ORE, Inc., 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098, telephone number (713) 877-1311.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Contango ORE, Inc., who files electronically with the SEC. The address of that site is www.sec.gov.

 Investors may also consult our website for more information about us. Our website is www.contangoore.com. Information included on this website is not incorporated by reference into this proxy statement.

 The SEC allows us to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement.

 This proxy statement incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us, our financial condition or other matters.

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

 In addition, we incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of our meeting. Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed.

By order of the Board of Directors,

/s/ Brad Juneau
Brad Juneau
Chairman, President and Chief Executive Officer

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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ADD 2
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C123456789

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on November 12, 2018.

Vote by Internet

- Go to **www.investorvote.com/CTGO**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. The election of the following nominees to our board of directors to serve until the annual meeting of stockholders in 2019;

	For	Against	Abstain
1a. Brad Juneau	☐	☐	☐
1b. Joseph S. Compofelice	☐	☐	☐
1c. Joseph G. Greenberg	☐	☐	☐
1d. Richard A. Shortz	☐	☐	☐

	For	Against	Abstain
2. The ratification of the appointment of Moss Adams LLP as the independent auditors of the Company for the fiscal year ending June 30, 2019; and	☐	☐	☐
3. The approval of, on a non-binding, advisory basis, the compensation of our named executives.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 3 8 9 7 0 0 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02WYZD

The Notice & Proxy Statement, Form 10-K is/are available at:

www.contangoore.com

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

79 Au Contango ORE Gold & REEs

Proxy — CONTANGO ORE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS CALLED FOR NOVEMBER 12, 2018

The undersigned stockholder(s) of CONTANGO ORE, INC., a Delaware corporation, having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 3, 2018, hereby appoint(s) Brad Juneau as Proxy, with the power to appoint a substitute and hereby authorize(s) him to represent the undersigned at the Annual Meeting of Stockholders of CONTANGO ORE, INC. to be held on Monday, November 12, 2018, at 10:30 a.m., Central Time, at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat on all matters set forth on the reverse side, as described in the accompanying Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS NOMINATED BY THE BOARD, FOR RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS INDEPENDENT AUDITORS, AND FOR THE APPROVAL OF, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF THE COMPANY'S EXECUTIVES. THE PERSON NAMED AS PROXY WILL USE HIS DISCRETION WITH RESPECT TO ANY MATTER PROPERLY BROUGHT BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Continued and to be signed on reverse side.

Au

Contango ORE

Gold & REEs

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. The election of the following nominees to our board of directors to serve until the annual meeting of stockholders in 2019;

	For	Against	Abstain
1a. Brad Juneau	☐	☐	☐
1b. Joseph S. Compofelice	☐	☐	☐
1c. Joseph G. Greenberg	☐	☐	☐
1d. Richard A. Shortz	☐	☐	☐

	For	Against	Abstain
2. The ratification of the appointment of Moss Adams LLP as the independent auditors of the Company for the fiscal year ending June 30, 2019; and	☐	☐	☐
3. The approval of, on a non-binding, advisory basis, the compensation of our named executives;	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 3 8 9 7 0 0 2

02WZ0D

The Notice & Proxy Statement, Form 10-K is/are available at:
www.contangoore.com

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CONTANGO ORE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS CALLED FOR NOVEMBER 12, 2018

The undersigned stockholder(s) of CONTANGO ORE, INC., a Delaware corporation, having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 3, 2018, hereby appoint(s) Brad Juneau as Proxy, with the power to appoint a substitute and hereby authorize(s) him to represent the undersigned at the Annual Meeting of Stockholders of CONTANGO ORE, INC. to be held on Monday, November 12, 2018, at 10:30 a.m., Central Time, at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat on all matters set forth on the reverse side, as described in the accompanying Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS NOMINATED BY THE BOARD, FOR RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS INDEPENDENT AUDITORS, AND FOR THE APPROVAL OF, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF THE COMPANY'S EXECUTIVES. THE PERSON NAMED AS PROXY WILL USE HIS DISCRETION WITH RESPECT TO ANY MATTER PROPERLY BROUGHT BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Continued and to be signed on reverse side.